Exhibit 10.11

SECOND AMENDMENT TO CONSTRUCTION LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CONSTRUCTION LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of October 24, 2024, by and between 165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company (“Borrower”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank (“Lender”).

BACKGROUND

A. Borrower and Lender are parties to a Construction Loan and Security Agreement dated October 20, 2017 as amended by a First Amendment dated January 31, 2020 (collectively, the “Loan Agreement”).

B. All capitalized terms used herein without definition shall have the same meanings given to such terms in the Loan Agreement.

C. Borrower and Lender shall have agreed to make certain amendments to the Loan Agreement, all on the terms hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and incorporating the foregoing recitals by reference, covenant and agree as follows:

1. Incorporation of Background; Definitions. The Background provisions set forth above are hereby incorporated herein by reference.

2. Debt Service Reserve.

(a) Upon its execution hereof, Borrower has deposited $397,318 (the “Debt Service Reserve”) with Lender. The Debt Service Reserve shall be used solely to fund shortfalls in Net Operating Income needed to pay the monthly debt service on the Loan commencing November 1, 2024. At Borrower’s request, if there is a shortfall in the monthly Net Operating Income needed to pay the monthly debt service on the Loan, Lender shall advance funds from the Debt Service Reserve to pay the amount of the monthly shortfall.

(b) Lender shall hold the Debt Service Reserve in a segregated interest bearing account (the “Debt Service Account”). All interest earned on the Debt Service Account shall accrue to the benefit of Borrower and be added to the Debt Service Reserve. Lender is not responsible for the investment performance of such account or the loss of the principal thereof by reason of any cause whatsoever other than Lender’s gross negligence or willful misconduct. Borrower will be responsible for the payment of any reasonable costs associated with the establishment of and/or maintenance of such account.

(c) The Debt Service Account is hereby pledged by Borrower to Lender as additional security for the Loan and shall not be subject to the direction or control of Borrower. Upon the occurrence and during the continuance of an Event of Default, Lender may apply the funds in the Debt Service Account on account of the sums owed by Borrower under the Loan Documents as Lender, in its sole discretion, may elect.

3. Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that:

(a) all of the representations and warranties contained in the Loan Agreement remain true and correct in all material respects as of the date of this Amendment;

(b) the Loan Documents, as modified hereby and by the amendments to each of the Acquisition Note and TI/LC Note of even date herewith, are valid, binding and enforceable; no event of default exists and no condition has occurred, which, with the giving of notice or the lapse of time would constitute an Event of Default;

(c) as of the date hereof: the outstanding principal balance of the Acquisition Note is $7,280,756.36; and the outstanding principal balance of the TI/LC Note is $608,299.01; and

(d) it has no set off, defense or counterclaim to its obligations under the Note and the other Loan Documents, all of which documents remain binding upon Borrower, unmodified and in full force and effect, except as modified hereby.

4. Extension of Maturity Date. The Maturity Date of the Loan has been extended to April 1, 2025 pursuant to First Amendments to each of the Acquisition Note and TI/LC Note of even date herewith.

5. Release. Borrower hereby releases any claim which it may have against Lender or its agents with respect to the Loan or any of the Loan Documents, which Borrower now has or may have, from October 20, 2017 to the date hereof.

6. Lender’s Fee and Expenses. In consideration of Lender’s execution of this Amendment, Borrower shall pay all of Lender’s reasonable third party costs incurred in connection with this Amendment, including, without limitation, reasonable counsel fees and a $6.50 flood search fee.

7. Conflicts. If any of the provisions of this Amendment conflict with the provisions of the Loan Agreement, the provisions of this Amendment shall control.

8. Governing Law; Binding Effect. This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. No Other Modifications. Except as expressly modified hereby, the Loan Agreement remains unmodified and in full force and effect, and is enforceable against Borrower in accordance with its terms. Without limiting the generality of the preceding sentence, all rights and remedies of Lender under the Loan Agreement survive the making of this Amendment and shall continue in full force and effect.

10. Captions. The captions contained herein are not a part of this Amendment; they are only for the convenience of the parties hereto and do not in any way modify, amplify or give full notice of any of the terms or conditions of this Amendment.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall have the force and effect of an original, and all of which shall constitute but one document. Electronic pdf copies of this Amendment shall be deemed originals for the purpose of determining the enforceability of this Amendment.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company

By:	165 TOWNSHIP LINE ROAD MEMBER LLC, a Delaware limited liability company, its sole member

By:	165 Township Line Road Managing Member, a Delaware limited liability company, its managing member

By:	JOSS Realty Partners B LLC, a Delaware limited liability company, its managing member

By:	/s/ Larry Botel
Larry Botel, Sole member

LENDER:

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Paul F. Glanville
Paul F. Glanville
Senior Vice President

JOINDER OF GUARANTOR

Guarantor hereby joins in this Agreement solely to acknowledge his consent thereto and to confirm that: the Guaranty and the Environmental Indemnity remain unmodified and in full force and effect; Guarantor has no defenses to such documents; and Guarantor hereby releases, waives and relinquishes to Lender any defense that Guarantor may or might have had based on any action, inaction, or other matter relating to such documents or the Loan, from October 20, 2017 to the date of this Agreement.

GUARANTOR:

/s/ Larry Botel
LARRY BOTEL

STATE OF NEW YORK	:
	:	SS
COUNTRY OF NEW YORK	:

On the 24th day of October in the year 2024 before me, the undersigned, personally appeared Larry Botel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the persons upon behalf of which the individual acted, executed the instrument.

/s/ Leslie Alwadish
Notary Public

LESLIE ALWADISH

Notary Public, State of New York

NO. 01AL4852847

Qualified in New York County

Commission Expires Feb. 10, 2026